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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): December 15, 2000


                            CORRPRO COMPANIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            OHIO                       1-12282                  34-1422570
            ----                       -------                  ----------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)


                 1090 ENTERPRISE DRIVE, MEDINA, OHIO     44256
                 -----------------------------------     -----
              (Address of principal executive offices) (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (330) 723-5082
       ------------------------------------------------------------------

                                 NOT APPLICABLE
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS.

As previously disclosed in the Company's periodic reports, the Company filed a complaint in the Circuit Court for the County of Ingham, Michigan ("Ingham Circuit Court") and appealed a January 2000 Michigan Department of Environmental Quality ("MDEQ") administrative decision which could have the effect of modifying MDEQ's 1995 approval of certain assessment methodologies utilized by the Company in determining whether certain underground storage tanks met Michigan's regulatory requirements for upgrade by means of cathodic protection. These assessment methodologies had been and remain recognized by the United States Environmental Protection Agency ("EPA") and the other states in which the Company utilized such methodologies for virtually identical purposes. The Company believes that MDEQ's decision is in error and on January 24, 2000 filed a complaint and claim of appeal in the Ingham Circuit Court seeking declaratory relief and appealing the decision on several grounds. A hearing on the appeal was held on November 1, 2000.

On November 14, 2000, the Ingham Circuit Court entered an order reversing MDEQ's administrative decision that directed the Company take certain actions. The circuit court also found that MDEQ did not approve of the full use of the assessment methodologies utilized by the Company in Michigan. The Company believes that such finding is not supported by any evidence contained in the administrative record. Further, the Company believes that such finding is contradicted by evidence contained in the administrative record that the circuit court failed to consider. On December 5, 2000, the Company filed in the Michigan Court of Appeals an application for leave to appeal the circuit court's finding that MDEQ did not approve the full use of the assessment methodologies utilized by the Company in Michigan. A decision on the application for leave to appeal is pending.

In an unrelated matter, the Company has discovered that a former employee used an incorrect assessment standard in connection with the evaluation of whether certain underground storage tanks located at as many as 67 sites were eligible for upgrade using cathodic protection. Such evaluations were done using one of the approved assessment methodologies. The tanks at these sites, which are located in five states, were subsequently upgraded using cathodic protection which arrests corrosion. These tanks are also subject to ongoing leak detection requirements. Based on the Company's review of available governmental records, the Company believes that there have not been any releases from the affected tanks as a result of the actions of the former employee. The Company has contacted and met with officials from the five states as well as officials from the EPA to discuss this matter. It is the Company's understanding that none of the states or the EPA intend to take any enforcement action as a result of the use of the inaccurate standard by the former employee. The Company is currently working with the states and the EPA to develop a field investigation program to assess the current status of the affected sites. Based on currently available information, the Company does not believe that the cost of the field investigation program will have a material effect on the future operations, financial position or cash flows of the Company.


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This document contains certain statements, including those relating to the expected cost and effect of the field investigation program, that constitute "forward-looking statements" within the meaning of the Private Securities Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors which might affect such forward-looking statements include the outcome of the appeal process in Michigan, including the decision of the Michigan Court of Appeals on the Company's application for leave to appeal, the actual results of the field investigation program, and the cooperation of state regulators, the EPA and the owner/operators of the affected tanks. Additional factors that may affect the Company's business and performance are set forth in the Company's fiscal year 2000 Form 10-K filed with the Securities and Exchange Commission.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 CORRPRO COMPANIES, INC.
                                                 (Registrant)


Date: December 15, 2000                         By: Neal R. Restivo
                                                    --------------------------
                                                Name:  Neal R. Restivo

                                                Title: Executive Vice President
                                                       Chief Financial Officer